                                                             EXHIBIT NO. 99.9(b)


                               MFS SERIES TRUST X
                  500 BOYLSTON o BOSTON o MASSACHUSETTS 02116-3741
                                 (617) 954-5000






                                                    September 3, 1996



MFS Service Center, Inc.
500 Boylston Street
Boston, MA  02116

Dear Sir/Madam:

     This will confirm our understanding that Exhibit B to the Shareholder Servicing Agent Agreement between us, dated September 1, 1995, as amended, is hereby amended, effective immediately, to read in its entirety as set forth on Attachment 1 hereto.

     Please indicate your acceptance of the foregoing by signing below.

                                                    Sincerely,

                                                    MFS Series Trust X




                                                    By: W. THOMAS LONDON
                                                        -----------------------
                                                        W. Thomas London
                                                        Treasurer



Accepted and Agreed:

MFS SERVICE CENTER, INC.




By: JOSEPH W. DELLO RUSSO
    -----------------------
    Joseph W. Dello Russo
    Treasurer

                                                    ATTACHMENT 1
                                                    September 3, 1996


                          EXHIBIT B TO THE SHAREHOLDER
                       SERVICING AGENT AGREEMENT BETWEEN
                       MFS SERVICE CENTER, INC. ("MFSC")
                      AND MFS SERIES TRUST X (the "Fund")


1. The fees to be paid by the Fund on behalf of its series with respect to Class A shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be:

   0.15% of the first $500 million of the assets of the series attributable to such class;
   0.12% of the second $500 million of the assets of the series attributable to such class;
   0.09% over $1 billion of the assets of the series attributable to such class.

2. The fees to be paid by the Fund on behalf of its series with respect to Class B shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be:

   0.22% of the first $500 million of the assets of the series attributable to such class;
   0.18% of the second $500 million of the assets of the series attributable to such class;
   0.13% over $1 billion of the assets of the series attributable to such class.

3. The fees to be paid by the Fund on behalf of its series with respect to Class C shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be:

   0.15% of the first $500 million of the assets of the series attributable to such class;
   0.12% of the second $500 million of the assets of the series attributable to such class;
   0.09% over $1 billion of the assets of the series attributable to such class.

4. The fees to be paid by the Fund on behalf of its series with respect to Class P shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be:

   0.15% of the first $500 million of the assets of the series attributable to such class;
   0.12% of the second $500 million of the assets of the series attributable to such class;
   0.09% over $1 billion of the assets of the series attributable to such class.